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                                  EXHIBIT 5.E.

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                                    EXPENSES

     Expenses, other than underwriting discounts and commissions, payable by JFM in connection with the issuance and sale of the Bonds are estimated as follows (yen amounts have been translated into U.S. dollar amounts using the exchange rate of JPY121.84 = $1.00, the spot buying rate quoted on the Tokyo Foreign Exchange Market on November 27, 2002, as reported by The Bank of Japan at 5:00 p.m., Tokyo time):

Securities and Exchange Commission registration fee ...............................   $ 16,715
Fiscal Agent's fee, including expenses for printing and engraving Bonds ...........     10,259
Rating agency fee .................................................................    115,781
Printing expenses .................................................................     49,245
Legal fees and expenses ...........................................................    238,017
Miscellaneous, including reimbursement in lieu of Underwriters' Expenses ..........     11,490
                                                                                      --------
    Total..........................................................................   $441,507
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